UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2018

MITEL NETWORKS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Canada	001-34699	98-0621254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Legget Drive

Ottawa, Ontario K2K 2W7

(Address of Principal Executive Offices) (Zip Code)

(613) 592-2122

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On November 30, 2018 (the “Closing Date”), pursuant to the terms of the Arrangement Agreement, dated as of April 23, 2018 (the “Arrangement Agreement”), by and among Mitel Networks Corporation, a Canadian corporation (“Mitel” or the “Company”), MLN AcquisitionCo ULC, a British Columbia unlimited liability company (“Purchaser”), and MLN TopCo Ltd., a Cayman Islands exempted company (“Parent”), to effect, among other things, the acquisition by Purchaser of all of Mitel’s outstanding common shares (the “common shares”) pursuant to a plan of arrangement (the “Arrangement”) under the Canada Business Corporations Act (the “CBCA”), the Company became a wholly owned subsidiary of Purchaser, an entity indirectly owned and controlled by funds advised by Searchlight Capital Partners, L.P. (“Searchlight”).

The Arrangement became effective at 9:30 a.m. (Eastern time) on the Closing Date, and at such time (the “Effective Time”), each common share and warrant (which upon exercise entitled the holder thereof to receive, for no consideration, one-fifteenth (1/15) of a common share) issued and outstanding immediately prior to the Effective Time of the Arrangement was deemed transferred to Purchaser in exchange for the right to receive (i) in the case of a common share, US$11.15 in cash and (ii) in the case of a warrant, US$11.15 in cash for each whole common share issuable to the holder thereof upon the exercise of warrants, in each case, without interest and less any applicable withholding taxes (the “Consideration”), and Mitel’s options, restricted share units and performance share units were arranged in accordance with the terms of the Arrangement.

The total amount of funds used by Parent to complete the Arrangement (including the funds to pay the Company’s shareholders and to pay the holders of other equity-based interests the amounts due to them under the Arrangement Agreement) was approximately $2.0 billion (including the Company’s net debt). This amount was funded through a combination of proceeds from debt financing, equity commitments from an investor group led by funds advised by Searchlight and certain co-investors and cash of the Company and its subsidiaries available to be utilized in respect of the payment of the Consideration to holders of Company stock-based awards and Company options and to repay debt.

Following the Effective Time, Mitel will be continued under the Business Corporations Act (British Columbia) (the “Continuation”) and amalgamated with Purchaser (the “Amalgamation”, and the entity resulting from the Amalgamation, “Amalco”).

The foregoing description of the Arrangement and the Arrangement Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Arrangement Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on April 24, 2018, and is incorporated by reference into this Item 2.01.

The disclosure regarding the Arrangement and the Arrangement Agreement set forth under Item 5.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Arrangement, the Company notified the Nasdaq Stock Market (the “Nasdaq”) and the Toronto Stock Exchange (the “TSX”) on the Closing Date that the articles of arrangement were filed with the director appointed under Section 260 of the CBCA and such director issued a certificate of arrangement pursuant to subsection 192(7) of the CBCA and that, at the Effective Time, each issued and outstanding common share was deemed transferred to Purchaser in exchange for the right to receive the Consideration. In addition, the Company requested that the Nasdaq and the TSX delist the common shares after market close on November 30, 2018, and as a result, trading of the common shares, which trade under the ticker symbol “MITL” on the Nasdaq and “MNW” on the TSX, will be suspended prior to the opening of the Nasdaq on December 3, 2018 and will cease on the TSX at the close of trading on November 30, 2018. The Company also requested that the Nasdaq file a notification of removal from listing and registration on Form 25 with the SEC to effect the delisting of the common shares from the Nasdaq and the deregistration of the common shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

It is intended that Amalco file a Form 15 with the SEC requesting the termination of registration of the common shares under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth under Items 2.01, 3.01, 5.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

At the Effective Time, each holder of common shares issued and outstanding immediately prior to the Effective Time ceased to have any rights as shareholders of the Company (other than the right to receive the Consideration).

Item 5.01. Changes in Control of Registrant.

The information set forth under Items 2.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the Arrangement and certain other transactions (including the Continuation and Amalgamation), a change in control of the Company occurred, and Amalco will be a wholly owned subsidiary of an entity currently owned and controlled by funds advised by Searchlight.

The description of the Arrangement and the Arrangement Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the Arrangement Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on April 24, 2018, and is incorporated by reference into this Item 5.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Directors

In connection with and effective upon completion of the Arrangement, Richard D. McBee, Terence H. Matthews, Benjamin H. Ball, Martha H. Bejar, Peter D. Charbonneau, John P. McHugh, Sudhakar Ramakrishna and David M. Williams each resigned from his or her respective position as a member of the board of directors of the Company, and any committee thereof. Following the Amalgamation, Gregory Hiscock, Stavros Pethakas and Steven Spooner will be appointed as new directors of Amalco.

Officers

In connection with and effective upon completion of the Arrangement, each of Richard D. McBee, Steven E. Spooner, Graham Bevington, Todd Abbott, and Robert D. Agnes resigned from his respective position as an officer of the Company. Immediately after the completion of the Arrangement, such individuals will continue to be employed by the Company or an affiliate thereof under an amended and restated employment agreement providing for substantially the same terms and conditions of employment as in effect prior to the completion of the Arrangement, except that the new agreement will provide for a prorated bonus payment upon certain qualifying terminations of employment and for accelerated vesting upon any severance-qualifying termination of employment of any cash payments that the individual is entitled to receive under the Arrangement as a result of cancellation of the restricted stock units.

Item 5.03. Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

The articles of arrangement became effective at the Effective Time. A copy of the articles of arrangement is attached as Exhibit 3.1 hereto and is incorporated herein by reference.

In connection with the Continuation, the Company will adopt new articles. As a result of the Amalgamation, Amalco will adopt the articles of Purchaser, a copy of which is attached as Exhibit 3.2 hereto and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On the Closing Date, the Company issued a press release announcing the completion of the Arrangement. A copy of the press release is furnished as Exhibit 99.1 hereto. Such press release shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

2.1	Arrangement Agreement by and among MLN TopCo Ltd., MLN AcquisitionCo ULC and Mitel Networks Corporation dated April 23, 2018 (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on April 24, 2018)*

3.1	Articles of Arrangement of Mitel Networks Corporation

3.2	Articles of Purchaser

99.1	Press Release of the Company, dated November 30, 2018

*	Schedules and Exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to supplementally furnish to the SEC upon request any omitted schedule or exhibit to the Arrangement Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 30, 2018

MITEL NETWORKS CORPORATION
By:	/s/ Greg Hiscock
Name: Title:	Greg Hiscock General Counsel & Corporate Secretary